TRANSLATED From Japanese to English:

Japan’s Flying Sports Car “STAR WALKERS” Takes Off – Reservations Open October 16

The Made-in-Japan marvel, with its compact, van-sized design, turned heads at its unveiling event, - redefining the future of mobility and design.

FOR IMMEDIATE RELEASE

Tokyo, Japan — October 16, 2025

World Scan Project Corporation (Head Office: Shinjuku, Tokyo; CEO: Ryohei Uetaki; hereafter “WSP”), a subsidiary of World Scan Project Inc. (OTC: WDSP) has officially begun accepting pre-orders for its next-generation air mobility vehicle, “STAR WALKERS,” starting October 16, 2025. Prior to the public release, WSP held an exclusive media preview event to unveil the vehicle publicly for the first time.

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- Presentation by CEO Ryohei Uetaki of World Scan Project Corporation

At the event, CEO Ryohei Uetaki took the stage to present the “STAR WALKERS” prototype. Its compact, van-sized design surprised the audience, showcasing how Japanese advanced engineering can fit in such a minimal footprint.

Uetaki went on to explain WSP’s technological background, the concept behind developing STAR WALKERS, and the company’s vision for the future:

“WSP has long been engaged in 3D scanning of archaeological sites around the world using our proprietary drone-mounted systems. Building upon that drone technology, we’ve now taken on a new challenge — developing next-generation air mobility. The name STAR WALKERS embodies the idea of ‘people walking among the stars,’ representing a future where anyone can enjoy a walk through the sky.”

He concluded by emphasizing how STAR WALKERS will bring the sky closer, making air travel more accessible, enjoyable, and personal.

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- About “STAR WALKERS”

STAR WALKERS is a revolutionary flying sports car that delivers intuitive operation, cutting-edge safety, and stunning design. Equipped with advanced sensors and GPS for flight stability, it also features obstacle avoidance and automatic landing systems — ensuring safety and comfort in every situation. By combining innovation, freedom, and elegance, STAR WALKERS represents a new era of personal air mobility.

Pre-order now open with delivery scheduled for 2027

・Price: $160,000

・Official website/pre-order site: https://starwalkers.jp/

Key Features

(1) Rapid Charging for Extended Flight Time

STAR WALKERS uses a high-efficiency battery system that enables sufficient flight duration with a relatively short charging time. This streamlined process minimizes downtime between flights, allowing users to enjoy continuous journeys through the sky.

(2) Remarkable Quietness and Lightweight Design

Compared to conventional air mobility vehicles, STAR WALKERS achieves significantly reduced noise levels. Its lightweight body enhances maneuverability and convenience, making it a practical mobility option for everyday use.

(3) Environmentally Conscious, Zero-Emission Design

Powered by an electric motor, STAR WALKERS produces zero CO₂ emissions during operation. As a sustainable mobility solution, it contributes to reducing urban congestion and environmental impact — paving the way toward a cleaner, smarter, and more sustainable future of transportation.

Specifications

Item	Specification
Dimensions (L× W× H)	Approx. 2.0 m × 1.6 m × 1.3 m
Main materials	Composite (Aluminum alloy, CFRP, etc.)
Power source	Battery (electric)
Propulsion system	Eight counter-rotating motors and propellers
Maximum takeoff weight	246 kg
Empty weight	146 kg (including battery)
Maximum speed	50–60 km/h
Range	Approx. 10–14 km
Maximum flight time	8–16 minutes
Capacity	1 person
Recommended Pilot Limitations (Practical Reference Standards)

[Height]

·       Minimum: 150 cm or above (Assistive equipment available for those under 150 cm)

·       Maximum: 195 cm or below

Reason: To ensure proper seat positioning and reach to the control system

[Weight]

·       Minimum: 50 kg or above (Additional ballast required for those under 50 kg)

·       Maximum: 100 kg or below

Reason: To maintain optimal center of gravity and stable flight performance

Note: The specifications are subject to change at our discretion.

About World Scan Project Inc.

World Scan Project Corporation is a Tokyo-based technology company pioneering next-generation air mobility solutions, including the development of the groundbreaking Made in Japan flying sports car, STAR WALKERS.

Founded in 2020, the company specializes in the research, design, and production of advanced robotics, drones, sensors, Web3 infrastructure, and IoT devices. Blending Japan’s renowned craftsmanship with cutting-edge engineering, WSP delivers products that embody precision, reliability, and innovation. Through collaborative research with leading Japanese universities such as Kyushu University, Nagoya University, and the University of Tokyo, the company continues to push the boundaries of technology—creating sustainable solutions that connect the physical and digital worlds, and redefining the future of mobility from Japan to the world.

Website: https://world-scan-project.com/

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature and are based on the Company’s current expectations, assumptions, and projections. These statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Expressions such as “expect,” “anticipate,” “plan,” “intend,” “believe,” and “estimate,” among others, are intended to identify forward-looking statements. Except as required by applicable laws, the Company undertakes no obligation to update or revise any forward-looking statements contained herein. Readers are cautioned that actual results may differ materially from expectations and are encouraged to refer to the Company’s registration statements and reports filed with the U.S. Securities and Exchange Commission (SEC) at www.sec.gov for further information.